Exhibit (25)(2)(s) under Form N-2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED PROJECT AND TRADE FINANCE TENDER FUND and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES TITLE DATE

/s/ J. Christopher Donahue Trustee/Director/President August 12, 2016

J. Christopher Donahue

/s/ John T. Collins Trustee/Director August 12, 2016

John T. Collins

/s/ Thomas R. Donahue Trustee/Director August 12, 2016

Thomas R. Donahue

/s/ G. Thomas Hough Trustee/Director August 12, 2016

G. Thomas Hough

/s/ Maureen Lally-Green Trustee/Director August 12, 2016

Maureen Lally-Green

/s/ Peter E. Madden Trustee/Director August 12, 2016

Peter E. Madden

/s/ Charles F. Mansfield, Jr. Trustee/Director August 12, 2016

Charles F. Mansfield, Jr.

/s/ Thomas M. O’Neill Trustee/Director August 12, 2016

Thomas M. O’Neill

/s/ P. Jerome Richey Trustee/Director August 12, 2016

P. Jerome Richey

/s/ John S. Walsh Trustee/Director August 12, 2016

John S. Walsh

/s/ Lori A. Hensler Treasurer August 12, 2016

Lori A. Hensler